Consent of Independent Accountants


We hereby consent to the incorporation by reference of our report dated March 13, 1997, appearing on page 49 of this Annual Report on Form 10-K, in (i) the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-15725) relating to the Consolidated Edison Discount Stock Purchase Plan, (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-64657) relating to $540 million principal amount of the Company's unsecured debt securities, (iii) the Prospectus, dated March 14, 1996, and the Prospectus, dated November 23, 1993, as amended by the Prospectus Supplement, dated March 14, 1996 constituting part of the Registration Statement on Form S-3 (No. 333-01717) relating to the Consolidated Edison Company of New York, Inc. Automatic Dividend Reinvestment and Cash Payment Plan, and (iv) the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-04463) relating to the Consolidated Edison Company of New York, Inc. 1996 Stock Option Plan.





PRICE WATERHOUSE LLP

New York, New York
March 28, 1997